UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 15, 2020

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 15, 2020, the Board of Directors of Perrigo Company plc (the “Company” or “Perrigo”) appointed Orlando D. Ashford to serve as a member of the Company’s board of directors (the “Board”), to be effective immediately. Mr. Ashford will also serve as a member of the Board’s remuneration committee.

Mr. Ashford currently serves as a Strategic Advisor to Sycamore Partners, a private equity company. From 2014 to 2020, Mr. Ashford served as the President of Holland America Line, a cruise ship company. Prior to Holland America Line, he was President of the Talent Business Segment for Mercer, a global consulting company. Prior to that, Mr. Ashford held senior human resources positions with Marsh & McLennan Companies, The Coca-Cola Company, and Motorola, Inc. Mr. Ashford also serves on the board of directors, nominating and governance committee and as chair of the compensation committee of ITT Inc.

“Orlando’s more than 20 years of broad experience across the consumer industry will add a valuable perspective to our Board of Directors,” said Murray S. Kessler, President and CEO. “We appreciate his willingness to serve as a director and look forward to benefitting from his judgment and counsel.”

There are no arrangements or understandings between Mr. Ashford and any other person pursuant to which he was selected as a director of the Company. For his service on the Board, Mr. Ashford will be entitled to receive compensation provided to non-employee directors as approved by the Board and described in the Company’s proxy statement filed on March 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Raymond P. Silcock
Dated: December 15, 2020		Raymond P. Silcock
Chief Financial Officer